Exhibit 10.1

FIRST AMENDMENT OF

TECHNOLOGY LICENSE AND

STOCK PURCHASE AGREEMENT

This First Amendment of Technology License and Stock Purchase Agreement (this “Amendment”) is made and entered into this 14th day of May, 2009, by and between Boreas Research Corporation (“Licensor”), a Florida corporation, and First National Energy Corporation (“Licensee”), a Nevada corporation. Licensor and Licensee are sometimes referred to collectively as the “the Parties.”

RECITALS

WHEREAS, the Parties have made and entered into that certain Technology License and Stock Purchase Agreement (the “Agreement”), dated as of April 21, 2009; and

WHEREAS, pursuant to the Agreement, a portion of the license fee due from Licensee to Licensor is payable in common shares of Licensee, which shares may, at the option of Licensor, be issued to the stockholders of Licensor and not to Licensor; and

WHEREAS, Parties now wish to document Licensor’s election to have such common shares of Licensee issued at the Closing to the stockholders of Licensor and not to Licensor, and to make an adjustment in the number of such common shares of Licensee to be issued at the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement, Licensor and Licensee agree that the Agreement shall be amended in the following particulars:

1.

The portion of the License fee payable in common stock of Licensee, as provided in

Section 7.1 of the Agreement, is hereby revised to reduce the number of such shares to be issued at the Closing, from Ninety-eight Million, Nine Hundred Fifteen Thousand (98,915,000), to Ninety-eight Million, Eight Hundred Thousand (98,800,000).

2.

As authorized by Section 7.10 of the Agreement, Licensor hereby consents to the entirety of the Shares due from Licensee under the Agreement being issued proportionately to the stockholders of Licensor, and acknowledges that (a) each of Licensor’s stockholders of Licensor is acquiring the Shares to be delivered to them under the Agreement for investment and not with a view to the sale or distribution thereof, and that none of such stockholders of Licensor has any commitment or present intention to liquidate Licensee or to sell or otherwise dispose of the Shares, and (b) each of such stockholders of Licensor has acknowledged the "unregistered" and "restricted" nature of the Shares to be received by them under the Agreement, and receipt of certain material information regarding Licensee.

3.  Except as hereby amended, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have executed this First Amendment effective as of the day and year written above.

“Licensor”

Boreas Research Corporation

By: /s/ Douglas Lindeblom

Name: Douglas Lindeblom

Title: President and C.E.O.

“Licensee”

First National Energy Corporation

By: /s/ Peter Wanner

Name: Peter Wanner

Title: President